UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2022

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 7.01. Regulation FD.

On May 24, 2022, Motus GI Holdings, Inc. (the “Company”) issued a press release announcing positive topline data from the European Union Feasibility Study (“EU Study”) of the Pure- Vu® System in hard to prepare patients. The data were presented during Digestive Week 2022 with a poster titled “An Intracolonoscopy Bowel Cleansing System For Hard-to-Prepare Patients - a Prospective Multicenter Study (Poster #: Tu1012).” A copy of the press release which includes the poster is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Events.

On May 24, 2022, the Company issued a press release announcing positive topline data from the EU Study of the Pure-Vu® System in hard to prepare patients. The data were presented during Digestive Week 2022 with a poster titled “An Intracolonoscopy Bowel Cleansing System For Hard-to-Prepare Patients - a Prospective Multicenter Study (Poster #: Tu1012)”. The Company reported that the Pure-Vu system was able to improve the adequate cleansing rate from 31.8% to 97.7% in patients with a history of poor bowel preparation. The EU study evaluated the safety and efficacy of the Pure-Vu Gen2 system in patients with a history of poor bowel preparation in the last two years and undergoing outpatient screening or surveillance colonoscopy. Patients were prescribed a low volume preparation consisting of 300mL (10.1 oz) split dose sodium picosulfate/magnesium citrate + 2-day low fiber diet, liquid diet upon starting bowel prep along with additional intraprocedural cleansing with the Pure-Vu System. The primary outcome for the study was the percentage of adequately prepared patients as measured by the Boston Bowel Preparation Scale (BBPS) score per segment. The secondary outcomes included cecal intubation rate (CIR), procedure times, and safety.

Results from the study show that the adequate prep rate reached 97.7% in this difficult patient population. The average procedure time was 28.1 minutes, including a mean of 6.6 minutes for cleaning. The study concluded that the Pure-Vu system provides adequate cleaning in patient with a history of poor bowel preparation. In addition, the Pure-Vu system might prevent repeat colonoscopies and clinical admissions for intensified bowel preparation.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Motus GI Holdings, Inc., dated May 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: May 24, 2022	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

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